AMENDMENT TO THE
BAKERCORP INTERNATIONAL HOLDINGS, INC. 2011 EQUITY INCENTIVE PLAN
MANAGEMENT NON-QUALIFIED STOCK OPTION AGREEMENT
of
DAVID IGATA

WHEREAS, BakerCorp International Holdings, Inc. (the “Corporation”) and David Igata (the “Optionee”) entered into the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan Management Non-Qualified Stock Option Agreement on June 29, 2011 (the “Agreement”);
WHEREAS, the Corporation wishes to amend the Agreement (the “Amendment”) to allow for the accelerated vesting of the Option in certain circumstances; and
WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan.
NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 1(b) shall be amended and restated with the addition of the underlined text:
Vesting. Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Company, so long as Optionee remains in Employment, the Option shall become vested and exercisable as to five percent (5%) of the Shares subject hereto on each of the first twenty (20) quarterly anniversaries of the Date of Grant, such that one hundred percent (100%) of the Shares subject hereto will be vested on the fifth (5th) anniversary of the Date of Grant; provided, however, that if during such Employment but prior to such fifth (5th) anniversary, (i) there occurs a Change in Control, the unvested portion of the Option shall become fully vested and immediately exercisable on the consummation of the Change in Control or (ii) the Optionee’s Employment is terminated (a “Termination”) (A) by any member of the Company Group without Cause; (B) by any member of the Company Group due to the Optionee’s Disability; (C) by the Optionee for Good Reason; or (D) due to the Optionee’s death, in each case, the additional portion of the Option that would have vested had the Optionee’s Employment continued until the one (1) year anniversary of the date of Termination, shall become vested upon such Termination.

2.	Except as set forth in this Amendment, all other provisions of the Agreement shall remain unchanged, and shall continue in full force and effect.